UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 23, 2009

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code:  (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointed of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Compensatory Arrangement

On February 23, 2009, the Board of Directors (the "Board") of HNI Corporation (the "Corporation") approved the grant of time-based restricted stock units ("RSUs") under the HNI Corporation 2007 Stock-Based Compensation Plan in lieu of awards traditionally granted under the HNI Corporation Long-Term Performance Plan (the "Performance Plan") for each of the following corporate officers (collectively, the "Officers"):  Stan A. Askren – Chairman, President and Chief Executive Officer, HNI Corporation; Kurt A. Tjaden – Vice President and Chief Financial Officer, HNI Corporation; Bradley D. Determan – Executive Vice President, HNI Corporation and President, Hearth & Home Technologies Inc.; Jerald K. Dittmer – Executive Vice President, HNI Corporation and President, The HON Company; and Marco V. Molinari – Executive Vice President, HNI Corporation and President, HNI International Inc.

The RSUs vest three years from the date of grant and represent 80 percent of each of the Officers' long-term incentive compensation award for the Corporation's 2009 fiscal year.  Stock options make up the remaining 20 percent of each of the Officers' long-term incentive compensation award.  Each of the Officers received the following number of RSUs:  Mr. Askren – 113,514; Mr. Tjaden – 38,224; Mr. Determan – 38,224; Mr. Dittmer – 41,120; and Mr. Molinari – 38,490.

None of the Officers received payouts under the Performance Plan for the 2006-2008 performance period nor will they receive payouts for the 2007-2009 performance period.

For a more detailed discussion of the Corporation's long-term incentive compensation program, please see pages 19-22 of the Corporation's 2008 Proxy Statement filed with the Securities and Exchange Commission on March 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	February 25, 2009	By	/s/ Steven M. Bradford
Steven M. Bradford Vice President, General Counsel and Secretary